                                  11,500,000 SHARES


                            UNIVISION COMMUNICATIONS INC.

                   CLASS A COMMON STOCK (PAR VALUE $.01 PER SHARE)







                                UNDERWRITING AGREEMENT






October __, 1998

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                                  October __, 1998




Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.
c/o Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York  10036

Morgan Stanley & Co. International Limited
Donaldson, Lufkin & Jenrette International
Goldman Sachs International
c/o Morgan Stanley & Co. International Limited
  25 Cabot Square
  Canary Wharf
  London E14 4QA
  England


Dear Sirs and Mesdames:

           Certain stockholders of Univision Communications Inc., a Delaware corporation (the "COMPANY"), named in Schedule I hereto (the "SELLING STOCKHOLDERS") severally propose to sell to the several Underwriters (as defined below), an aggregate of 8,917,582 issued and outstanding shares of the Class A Common Stock, par value $.01 per share, of the Company (the "FIRM COMMON SHARES"), and warrants (the "FIRM WARRANTS") immediately exercisable for 2,582,418 shares of Common Stock (the "FIRM WARRANT SHARES"), each Selling Stockholder selling the amount of Firm Common Shares or Firm Warrants set forth opposite such Selling Stockholder's name in Schedule I hereto.

           The Selling Stockholders also severally propose to sell to the several U.S. Underwriters additional warrants (the "ADDITIONAL WARRANTS") immediately exercisable for up to an additional 1,725,000 shares of the Class A Common Stock, par value $.01 per share (the "ADDITIONAL SHARES"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 3 hereof. The Firm Common Shares and the Firm Warrant Shares are hereinafter collectively referred to as the "FIRM SHARES". The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of Class A Common Stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". The Firm Common Shares and the Firm Warrants are hereinafter referred to


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collectively as the "FIRM SECURITIES." The Firm Warrants and the Additional
Warrants are hereinafter referred to collectively as the "WARRANTS".

           It is understood that, subject to the conditions hereinafter stated, 10,350,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule II hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 1,150,000 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule III hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Donaldson, Lufkin & Jenrette International and Goldman Sachs International shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "UNDERWRITERS".

           The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside and inside front cover pages and the inclusion in the international prospectus of a section entitled "Certain United States Tax Consequences to Non-United States Holders." The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

           1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

           (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.


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           (b)    (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act; (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Securities Act and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

           (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

           (d) Each of the Company and its corporate subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each of the Company's subsidiaries that is a partnership is a duly formed general or limited partnership, as the case may be, and is validly existing as a general or limited partnership, as the case may be, under the laws of the state of its organization, with full partnership power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign partnership authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification,


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     except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

           (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

           (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. The Firm Warrants and Additional Warrants to be sold by the Selling Stockholders have been duly authorized and validly issued and are not subject to any preemptive or similar rights. The Firm Warrant Shares and Additional Shares have been duly authorized and, when issued and delivered to the Underwriters against payment of the Warrant Exercise Price therefor in accordance with the terms of this Agreement, will be validly issued and fully paid, non-assessable and not subject to any preemptive or similar rights.

           (g) All of the outstanding shares of capital stock of each of the Company's corporate subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and all of the outstanding partnership interests in each of the Company's subsidiaries which is a partnership have been duly authorized by such partnership, and all of such shares of capital stock and partnership interests are owned directly or indirectly of record by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except for those arising under the Bank Facility (as defined in the Prospectus).

           (h) The authorized capital stock of the Company and the Warrants conform as to legal matters to the description thereof contained in the Prospectus.

           (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other governing document or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, which violation or default would have a material adverse affect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

           (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby (including, without limitation, the purchase and exercise by the Underwriters of the Firm Warrants and Additional Warrants) will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the Securities Act and the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or other governing documents of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or


                                          4
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     instrument (including, without limitation, the Warrants) to which the
     Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except for such conflicts, breaches or defaults which, singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

           (k) Except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending, or to the best of the Company's knowledge, threatened or contemplated, to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed or incorporated by reference therein as required or otherwise permitted.

           (l) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

           (m) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and


                                          5
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     regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

           (n) There are no costs or liabilities associated with any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties under Environmental Laws which would, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

           (o) This Agreement has been duly authorized, executed and delivered by the Company.

           (p) Arthur Andersen LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

           (q) The consolidated financial statements included in or incorporated by reference into the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The pro forma financial information of the Company and its subsidiaries set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) has been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, gives effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly in all material respects the historical transactions described in the Registration Statement and the Prospectus.

           (r) The Company is not and, after giving effect to the offering and sale of the Shares, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

           (s) Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.


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           (t)   Since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

           (u) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

           (v) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act has indicated to the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company or (ii) any change in the outlook for any rating of the Company or any securities of the Company.

           (w) Except as otherwise set forth in the Prospectus or such as are not material to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions (except liens, claims, encumbrances or restrictions arising under the Bank Facility and liens for taxes not yet due and payable), to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

           (x) The Company and each of its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business.

           (y) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against it or any of its subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate could not reasonably

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     be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

           (z) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (aa) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

           (bb) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

           (cc)  The Company has filed a registration statement pursuant to
     Section 12(b) of the Exchange Act to register the Common Stock and has listed the Shares, subject to official notice of issuance, on the New York Stock Exchange.

           (dd) The Company and its subsidiaries possess, or possess the right to use, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") presently employed by them in connection with the businesses now operated by them, and neither the Company nor any of the its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. The use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not, to the Company's knowledge, infringe in any material respect on the rights of any person.

           (ee) The Firm Warrants and the Additional Warrants are duly authorized, executed and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and by general principles of equity, regardless of whether considered in a proceeding in equity or at law. The sale of the Warrants to the Underwriters pursuant to the terms of this Agreement does not

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     violate any provision thereof and upon such sale the Warrants will be fully exercisable by the Underwriters as contemplated herein.

           (ff) Upon the Underwriters' purchase of the Firm Warrants and any Additional Warrants and payment to the Company of the Warrant Exercise Price pursuant to this Agreement, all of the requirements (whether under the Warrants or otherwise) with respect to the Underwriters' exercise of the Firm Warrants and any Additional Warrants for the Firm Warrant Shares and Additional Shares, respectively, will be satisfied, and the Company will be unconditionally obligated to immediately issue duly and validly authorized and issued, fully paid and nonassessable shares of Common Stock in respect thereof.

           (gg) The Company is, and upon consummation of the offering and sale of the Shares the Company will be, in compliance with Section 310(b) of the Communications Act of 1934, as amended, and the rules, regulations, written policies and decisions of the FCC (collectively, the "COMMUNICATIONS ACT"), with respect to the collective equity interests in the Company owned or voted, directly or indirectly, by aliens, entities organized under the laws of foreign governments, or the representatives of either.

           (hh) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

           2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders represents and warrants to and agrees with each of the Underwriters that:

           (a) Such Selling Stockholder is the owner of the Firm Common Shares and Firm Warrants to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Firm Common Shares and Firm Warrants free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever, except for restrictions on transfer, encumbrances or claims pursuant to the Custody Agreement and Power of Attorney (each as defined below).

           (b) Such Selling Stockholder has, and on the Closing Date will have, all necessary organizational power and authority to enter into this Agreement, the Custody Agreement signed by such Selling Stockholder and the Company, as Custodian, relating to the deposit of the Firm Common Shares and the Warrants to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney of such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "ATTORNEYS") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "POWER OF ATTORNEY") and to sell, assign, transfer and deliver the Firm Common Shares and Warrants to be sold by such Selling Stockholder in the manner provided herein and therein.

           (c) This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder.

           (d) The Custody Agreement and Power of Attorney of such Selling Stockholder has been duly executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

           (e) Upon delivery of and payment for the Firm Common Shares and Warrants to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Firm Common Shares and Warrants will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

           (f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(f) apply only to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein.

           (g) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, bylaws or other governing documents of such Selling Stockholder, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound, except for such conflicts, breaches or defaults as would not have a material adverse effect on the Shares or the transactions contemplated hereby or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

           (h) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Securities Act, such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

           (i) Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

           3. AGREEMENTS TO SELL AND PURCHASE. Each Selling Stockholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Stockholder at U.S.$______ a share (the "SHARE PURCHASE PRICE") the number of Firm Common Shares, and a price per Firm Warrant equal to the Share Purchase Price less $0.06439 (the "WARRANT PURCHASE PRICE") the number of Firm Warrants (in each case subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Firm Common Shares and Firm Warrants to be sold by such Selling Stockholder as the number of Firm Shares set forth in Schedules II and III hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

           On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each of the Selling Stockholders agrees to sell to the U.S. Underwriters the number of Additional Warrants set forth opposite its name on Schedule I hereto, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,725,000 Additional Warrants at the Warrant Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Warrants to be purchased by the U.S. Underwriters and the date on which such Additional Warrants are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Warrants may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Warrants are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Warrants (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Warrants to be purchased as the number of U.S. Firm Shares set forth in Schedule II hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

           The Company and each Selling Stockholder hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the

Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, (D) the transfer by such stockholder of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to one or more affiliates or one or more members of such stockholder's immediate family, or a trust, the sole beneficiaries of which are members of such stockholder's immediate family, if the transferee agrees in writing to be bound by the terms of this paragraph, (E) the sale of shares of Common Stock pursuant to the cashless "net exercise" provisions of any option or warrant outstanding on the date of this Agreement, (F) grants of stock options by the Company pursuant to the Company's stock option plan in existence on the date of this Agreement, and (G) issuances of shares of Common Stock by the Company to its employees under its 401(k) plans in existence on the date of this Agreement. In addition, each Selling Stockholder agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Prior to or concurrently with the execution of this Agreement, the Company shall deliver, or with respect to the Stockholders listed on Annex II shall use its best efforts to deliver, an agreement executed by (i) each of the directors, alternate directors and executive officers of the Company named in the Prospectus and (ii) each stockholder listed on Annex I and Annex II hereto, to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 90 days after the date of the Prospectus, without the prior written consent of Morgan Stanley & Co. Incorporated, on behalf of the Underwriters, (A) engage in any of the transactions described in the first sentence of this paragraph (subject to the qualifications thereto described in the second sentence of this paragraph) or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

           4. TERMS OF PUBLIC OFFERING. The Company and the Selling Stockholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Stockholders are further advised by you that the Shares are to be offered to the public initially at U.S.$_________ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$_____ a share, to any Underwriter or to certain other dealers.

           5. PAYMENT AND DELIVERY. Payment for the Firm Securities to be sold by each Selling Stockholder shall be made to such Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on October __, 1998, or at such other time on the same or such other date, not later than _________, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

           Payment for any Additional Warrants to be sold by each Selling Stockholder shall be made to such Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Additional Warrants for the respective accounts of the several U.S. Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in
Section 3 or at such other time on the same or on such other date, in any event not later than _______, 1998, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

           On the Closing Date and any Option Closing Date, simultaneously with
(i) the purchase by the Underwriters of Firm Warrants or Additional Warrants and
(ii) the payment by the Underwriters to the Company of the applicable Warrant Exercise Price, the Underwriters will be deemed to have exercised such Firm Warrants or Additional Warrants and the Company will immediately issue to the Underwriters the related Firm Warrant Shares or Additional Shares, as the case may be.

           Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the applicable Purchase Price therefor. Notwithstanding the foregoing, delivery of the Shares may be effected on the Closing Date or the Option Closing Date, as the case may be, through the facilities of The Depository Trust Company (including, without limitation, through the "full fast method") at your election upon notice to the Company.

           6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Selling Stockholders to sell the Firm Common Shares and the Firm Warrants to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Firm Common Shares and the Firm Warrants on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 12:00 p.m. (New York City time) on the date hereof.

           The several obligations of the Underwriters are subject to the following further conditions:

           (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                 (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                 (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

           (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

           (c) The Underwriters shall have received on the Closing Date an opinion of O'Melveny & Myers LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                 (i) The Company and each of its subsidiaries have been duly incorporated or organized, as applicable, and each is validly existing and in good standing under the laws of its state of incorporation or organization, with corporate or other organizational power to own its properties and assets and to carry on its business as described in the Registration Statement.

                 (ii) The outstanding shares of the capital stock of each of the Company's corporate subsidiaries have been duly authorized by all necessary corporate action on the part of such corporation, are validly issued, fully-paid and nonassessable, and are owned directly or indirectly of record by the Company, and the outstanding partnership interests in each subsidiary of the Company that is a partnership have been duly authorized by such partnership and are owned directly or indirectly of record by the Company.

                 (iii) The outstanding shares of the capital stock and warrants of the Company (including the Firm Common Shares and Warrants to be sold by the Selling Stockholders) have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable. The Firm Warrant Shares and Additional Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Firm Warrant Shares and Additional Shares in accordance with this Agreement, the Firm Warrant Shares and Additional Shares will be validly issued, fully paid and nonassessable.

                 (iv) Holders of the capital stock of the Company are not entitled to any preemptive right to subscribe to any additional shares of the Company's capital stock under the Company's Restated Certificate of Incorporation or By-laws, any New York, California or Delaware statute or regulation or any of the Filed Agreements (as hereinafter defined).

                 (v) The Firm Warrants and the Additional Warrants are duly authorized, executed and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                 (vi) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company.

                 (vii) The Registration Statement has been declared effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission.

                (viii) The statements in the Prospectus under the captions
           "Risk Factors--Potential Competition with Other Broadcasters Using Televisa Programming," "Risk Factors--Mandatory Redemption of Class A Common Stock," "Risk Factors--FCC Regulation," "Risk Factors--Concentration of Share Ownership and Control of Company," "Certain Transactions," "Description of Capital Stock," and "Underwriters" in the Prospectus and Item 15 of Part II of the Registration Statement, insofar as such statements summarize the Restated Certificate of Incorporation, By-laws, Program License Agreements, International Program Rights Agreement, Participation Agreement, Warrants, Registration Rights Agreement and Indemnification Agreements (each as defined in the Registration Statement) or the provisions of any statute or regulation referred to therein, fairly present the information required by Form S-3.

                  (ix) No order, consent, permit or approval of any New York, California, Delaware or federal governmental authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company, its subsidiaries or transactions of the type contemplated by this Agreement is required on the part of the Company for the execution and delivery of, and performance of its obligations under, this Agreement. The Company's execution and delivery of, and performance of its obligations under, this Agreement do not and will not (A) violate the Company's charter or bylaws, (B) violate, breach, or result in a default under, any existing obligation of or restriction on the Company or any of its subsidiaries under any agreement listed as an exhibit to the Registration Statement or to the reports incorporated by reference therein (the "FILED AGREEMENTS"), or (C) breach or otherwise violate any existing obligation of or restriction on the Company or any of its subsidiaries under any order, judgment or decree of any New York, Delaware or federal court or governmental authority binding on the Company or its subsidiaries and which has been identified by the Company on a certificate provided to such counsel. The execution and delivery by the Company of, and performance of its obligations under, this Agreement do not violate any New York, California, Delaware or federal statute or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the Company or any of its subsidiaries or the transactions of the type contemplated by this Agreement, except that, such counsel expresses no opinion regarding any federal securities laws or Blue Sky or state securities laws except as otherwise expressly stated herein.

                   (x) Such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or incorporated by reference therein which is not filed or incorporated by reference therein as required.

                  (xi) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (xii) The Registration Statement, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Securities Act and the related rules and regulations in effect on the date of filing, except that such counsel need express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein. Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and other financial data included therein as to which no opinion need be expressed) on the respective dates that they were filed appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K and Form 10-Q, as the case may be.

                (xiii) To the best of such counsel's knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company other than as described in the Prospectus.

                 (xiv) The subsidiaries of the Company identified on a schedule to such opinion hold the Federal Communications Commission ("FCC") licenses, permits and authorizations specified on such schedule (the "FCC LICENSES").

                  (xv) The FCC Licenses are in full force and effect.

                 (xvi) The FCC Licenses include all material FCC licenses, permits and authorizations necessary for the Company's respective subsidiaries identified on the above-referenced schedule to such opinion to operate television broadcast stations of the type indicated on the respective channels in the communities of license listed on such schedule.

                (xvii) There are no necessary material consents, approvals and authorizations required from the FCC under the Communications Act for the offering and sale of the Shares to occur.

               (xviii) Based solely upon a review of the records in the public reference rooms of the FCC available for inspection during the two weeks immediately preceding the Closing Date, appropriate files of this firm, certificates of officers or other representatives of the Company or its subsidiaries, and an inquiry of lawyers in such firm who have substantial responsibility for the Company's legal matters handled by such firm, such counsel confirms that: (A) there is no proceeding (including any rulemaking proceeding), complaint or investigation against the Company or any of its subsidiaries or in respect of the station licenses or any of the FCC Licenses pending or threatened before the FCC (including any pending judicial review of such an action by the FCC) with respect to which the outcome, if determined adversely to the Company or any of its subsidiaries, would have a material adverse effect on the operations of the Company and its subsidiaries (except for proceedings affecting the television industry generally to which neither the Company nor any of its subsidiaries is a specific party); and (B) neither the Company nor any of its subsidiaries has been the subject of any final adverse order, decree or ruling of the FCC (including any notice of forfeiture that has been paid) since the last renewal of the FCC

           Licenses which had a material adverse effect on the operations of the Company and its subsidiaries.

                 (xix) In addition, such opinion shall contain a statement to the effect that in connection with such counsel's participation in the preparation of the Registration Statement and the Prospectus, they have not independently verified the accuracy, completeness or fairness of the statements contained therein, and the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that such counsel is unable to assume, and does not assume, any responsibility for such accuracy, completeness or fairness, except as otherwise specifically stated in
           Section 6(c)(viii) above. However, on the basis of such counsel's review and participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, and relying as to matters of fact to a large extent upon opinions of officers and other representatives of the Company, such counsel does not believe that the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel does not believe that the Prospectus on the date hereof contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need express no opinion or belief as to the financial statements and other financial information contained in the Registration Statement or the Prospectus.

           (d) The Underwriters shall have received on the Closing Date an opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Selling Stockholders, dated the Closing Date, to the effect that:

                 (i) This Agreement, the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by or on behalf of Satellite Company, L.L.C. ("Satellite Company").

                 (ii) The execution and delivery by each Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder will not (A) require any consent, approval, authorization or other order of, or qualification with, any United States federal or New York State court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states or federal securities laws), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of Satellite Company or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which Satellite Company is a party or by which any property of Satellite Company is bound which has been identified as being material to Satellite Company on Annex A attached to such opinion or (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any United States federal or New York State governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

                 (iii) Satellite Company has all necessary organizational power and authority to enter into this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

                 (iv) The Custody Agreement and the Power of Attorney of each Selling Stockholder are valid and binding agreements of such Selling Stockholder, enforceable in accordance with its respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                 (v) Upon payment for and delivery of the Shares and Warrants to be sold by each Selling Stockholder to the Underwriters in accordance with this Agreement, assuming the Underwriters are acquiring such Shares and Warrants for value in good faith without notice of any adverse claim (as such term is used in Section 8-105 of the Uniform Commercial Code in effect in the State of New York), the Underwriters will acquire such Shares and Warrants free and clear of any adverse claim.

                 (vi) In addition, such opinion will further state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel participated in conferences with representatives of the Selling Stockholders, representatives of the Company and counsel to the Underwriters at which certain contents of the Registration Statement and the Prospectus relating to the Selling Stockholders and related matters were discussed, and that between the date of the Registration Statement and the date of such opinion, such counsel participated in additional conferences with representatives of the Selling Stockholders, representatives of the Company and counsel to the Underwriters at which certain contents of the Registration Statement and the Prospectus relating to the Selling Stockholders and related matters were discussed; although such counsel does not pass upon or assume any responsibility for the accuracy, completeness or fairness of any statements contained in the Registration Statement or the Prospectus, on the basis of and subject to the foregoing, nothing has come to such counsel's attention which causes it to believe that the information pertaining to the Selling Stockholders in the Registration Statement under the caption "Principal and Selling Stockholders" does not, as of the dates of the Registration Statement and the Prospectus, fairly and accurately present the information set forth therein.

           (e) The Underwriters shall have received on the Closing Date an opinion of Mijares, Angoitia, Cortes & Fuentes, S.C., special Mexican counsel for the Selling Stockholders, dated the Closing Date, to the effect that:

                 (i) This Agreement has been duly authorized, executed and delivered by or on behalf of Grupo Telesistema, S.A. de C.V. ("Telesistema").

                 (ii) The execution and delivery by Telesistema of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Custody

           Agreement and Power of Attorney of such Selling Stockholder will not
           (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency of the United Mexican States, (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which any property of such Selling Stockholder is bound which has been identified as being material to such Selling Stockholder on Annex A to such opinion or (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

                 (iii) Telesistema has all necessary organizational power and authority under Mexican law to enter into this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder and to sell, transfer and deliver the Shares and Warrants to be sold by such Selling Stockholder in the manner provided herein and therein; and

                 (iv) The Custody Agreement and the Power of Attorney of Telesistema has been duly authorized, executed and delivered by Telesistema and are valid and binding agreements of Telesistema and will be enforceable in accordance with their respective terms by the Mexican courts.

           (f) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(iii), 6(c)(vii), 6(c)(viii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 6(c)(xix) above.

           With respect to Section 6(c)(xix) above, O'Melveny & Myers LLP and Latham & Watkins and with respect to Section 6(d)(vi) above, Fried, Frank, Harris, Shriver & Jacobson, may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(d) above, Fried, Frank, Harris, Shriver & Jacobson may rely upon an opinion or opinions of counsel for any Selling Stockholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments; PROVIDED that (A) each such counsel for the Selling Stockholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) Fried, Frank, Harris, Shriver & Jacobson shall state in their opinion that they are justified in relying on each such other opinion.

           The opinions of O'Melveny & Myers LLP, Fried, Frank, Harris, Shriver & Jacobson and Mijares, Angoitia, Cortes & Fuentes, S.C. described in Sections 6(c), 6(d) and 6(e) above (and any opinions of counsel for any Selling Stockholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

           (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

           (h) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by each of the Selling Stockholders, to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

           (i) The "lock-up" agreements, each in the form previously agreed upon by you, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

           The several obligations of the U.S. Underwriters to purchase Additional Warrants hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as the U.S. Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Warrants and the Additional Shares and other matters related to the issuance of the Additional Shares.

           7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

           (a) To furnish to you, without charge, seven signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
     Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

           (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the

     Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

           (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

           (d) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

           (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 1999 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

           (f) To consent to and recognize the purchase and exercise of all of the Firm Warrants and Additional Warrants by the Underwriters pursuant to the terms hereof and, upon (i) payment of the purchase price for the Firm Warrants and any Additional Warrants to the Selling Stockholders, and (ii) receipt of a notice of assignment from the Selling Stockholders in the form set forth in the Warrants, to deem any and all requirements for the transfer of such Warrants to the Underwriters to be satisfied.

           (g) Simultaneously with the purchase by the Underwriters from the Selling Stockholders of, and payment for, the Firm Warrants and any Additional Warrants and the payment to the Company of the Warrant Exercise Price by the Underwriters, the Company will issue the Firm Warrant Shares and any Additional Shares, respectively, all as contemplated by this Agreement notwithstanding any contrary provision contained in the Warrants, the enforcement of which the Company hereby waives.

           8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) certain costs and expenses relating to any "road show" undertaken in connection with the marketing of the offering of the Shares as otherwise agreed upon by the Company and the Representatives, and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The Selling Stockholders will pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) any fees and expenses of counsel for such Selling Stockholders, except for fees and expenses of Fried, Frank, Harris, Shriver & Jacobson, as counsel to the Selling Stockholders, and (ii) all expenses and taxes incident to the sale and delivery of the Shares and Warrants to be sold by such Selling Stockholders to the Underwriters hereunder. The Selling Stockholders will also be responsible for the underwriting discounts and commissions with respect to the shares and warrants to be sold by them.

           The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.

           9. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not insure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.


           (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with the defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments to supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) in reliance upon, and in conformity with, information relating to such Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. Notwithstanding any other provision of this Section 9, the liability of each Selling Stockholder to all such indemnified parties (as defined below) shall not exceed the net amount received by each such Selling Stockholder (after deducting any underwriting discount) from the sale of the Shares pursuant to this Agreement.

           (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

           (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding and to the extent that it shall wish, the indemnifying party, jointly with any other indemnifying party similarly notified, may assume the defense thereof, except as provided below. In any such proceeding, any indemnified party shall have the right to retain its own counsel and assume its own defense in such proceeding, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney.
The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are or could have been the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

           (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by each Selling Stockholder and the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares received by the Selling Stockholders (after deducting any underwriting discounts and commissions but before deducting expenses) and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares; PROVIDED that for the purpose of this Section 9(e), the Company's benefit shall be deemed to be the net amount received (after deducting any underwriting discounts and commissions but before deducting expenses) by all Selling Stockholders. The relative fault of each Selling Stockholder and the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, each such Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

           (f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
Section 9 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net amount received by such Selling Stockholder (after deducting any underwriting discount) from the sale of the Shares pursuant to this Agreement exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

           (g) The Company and the Selling Stockholders may enter into other agreements amongst themselves with respect to the indemnity and contribution obligations hereunder; PROVIDED that such agreements shall not affect the indemnification and contribution obligations of the Company and the Selling Stockholders to the several Underwriters and related indemnified parties under this Agreement.

           (h)   The indemnity and contribution provisions contained in this
Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

           10. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

           11. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

           If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you, the Company or the Selling Stockholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

           If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Stockholder, as the case may be, to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Stockholder, as the case may be, shall be unable to perform its obligations under this Agreement, the Company or the Selling Stockholders, as the case may be, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 8 hereof.

           12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

           13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

           14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                             Very truly yours,

                             UNIVISION COMMUNICATIONS INC.



                             By:____________________________
                                Name:
                                Title:


                             The Selling Stockholders
                             named in Schedule I hereto,
                             acting severally



                             By:____________________________
                                Attorney-in-Fact





Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
GOLDMAN, SACHS & CO.

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule II hereto.

By Morgan Stanley & Co. Incorporated



By:___________________________
   Name:
   Title:

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
GOLDMAN, SACHS INTERNATIONAL

Acting severally on behalf of themselves and the several International Underwriters named in Schedule III hereto.

By Morgan Stanley & Co. International Limited


By: ____________________________
   Name:
   Title:

                                                                SCHEDULE I

                              NUMBER OF  FIRM                   NUMBER OF
                           Common Shares/Warrants          Additional Warrants
  Selling Stockholder            To Be Sold                     To Be Sold


Satellite Company L.L.C., a Nevada
     limited liability company

Grupo Telesistema, S.A. de C.V., a
     Mexican corporation

                              ---------------                -----------------

          Total........       ---------------                -----------------
                              ---------------                -----------------

                                                                   SCHEDULE II


                           U.S. UNDERWRITERS

                                                  NUMBER OF
                                                  FIRM SHARES
        UNDERWRITER                               TO BE PURCHASED

Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.











                                                                 ----------

                    Total U.S. Firm Shares ........              10,350,000
                                                                 ----------
                                                                 ----------

                                                               SCHEDULE III

                              INTERNATIONAL UNDERWRITERS



                                                    NUMBER OF
                                                   FIRM SHARES
      UNDERWRITER                                TO BE PURCHASED

Morgan Stanley & Co. International Limited
Donaldson, Lufkin & Jenrette International
Goldman Sachs International












                                                          ---------

                  Total International Firm Shares ......  1,150,000
                                                          ---------
                                                          ---------

                                    ANNEX I



Jerry Perenchio Living Trust dated April 16, 1987
Venevision International Ltd.
Dennevar B.V.
Bravo Enterprises, Inc.
Univision Special Partnership I, L.P.
Univision Special Partnership II, L.P.
Univision Special Partnership III, L.P.



                                    ANNEX II


Rader Family Partnership, L.P.
Rader Living Trust dated September 9, 1994